Exhibit 10.1

SECOND AMENDMENT AGREEMENT

This Second Amendment Agreement (the “Agreement”), effective as of November 30, 2007, is by and among Ceragenix Pharmaceuticals, Inc., a Delaware corporation (the “Company”) and the investors signatory hereto (each, a “Purchaser” and collectively, the “Purchasers”).  Capitalized terms not defined in this Agreement shall have the meanings ascribed to such terms in the Purchase Agreement (as defined below).

WHEREAS, pursuant to a securities purchase agreement dated December 5, 2006 among the Company and the Purchasers (the “Purchase Agreement”), the Purchasers were issued convertible debentures with an original aggregate principal amount of $5,000,000 and warrants to purchase shares of Common Stock;

WHEREAS, on June 30, 2007, the parties entered into an Amendment Agreement pursuant to which the Company issued the Purchasers new Warrants; and

                WHEREAS, the parties wish to further amend certain terms of the Transaction Documents.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Purchasers and the Company agree as follows:

1.             Extension of Monthly Redemption and Amendments to Section 1 of the Debenture. The Purchasers hereby agree to extend the initial Monthly Redemption Date from December 1, 2007 until the earlier of (i) June 30, 2008 and (ii) the consummation of a Financing.

a)             The definition of “Equity Conditions” set forth in Section 1 of the Debentures is hereby amended and restated as follows:

 “Equity Conditions” means, during the period in question, (i) the Company shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the Holder, if any, (ii) the Company shall have paid all liquidated damages and other amounts owing to the Holder in respect of this Debenture, (iii) there is an effective Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the shares issuable pursuant to the Transaction Documents (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future), (iv) the Common Stock is trading on a Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed or quoted for trading on such Trading Market (and the Company believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (v) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares issuable pursuant to the Transaction Documents, (vi) there is no existing Event of Default or no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default, (vii) the issuance of the shares in question (or, in the case of a Monthly Redemption, the shares issuable upon conversion in full of the Monthly Redemption Amount) to the Holder would not violate the limitations set forth in Section 4(c) herein, (viii) there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction that has not been consummated, (ix) the Holder is not in possession of any information provided by the Company that constitutes, or may constitute, material non-public information, and (x) for a period of 20 consecutive Trading Days prior to the applicable date in question, the daily trading volume for the Common Stock on the principal Trading Market exceeds 25,000 shares per Trading Day (subject to adjustment for forward and reverse stock splits and the like).

b)            The definition of “Financing” is as follows:

“Financing” means any sale of debt or equity securities by the Company or the incurrence of indebtedness in a single or series of related transactions with the same purchasers or bank and under the same terms, pursuant to which the Company receives gross proceeds in excess of $3,000,000; provided, however, a Financing shall not include: (i) purchase money indebtedness; (ii) the conversion of securities issued by the Company that are outstanding on the date hereof; (iii) securities or debt issued or incurred in replacement or refinancing of securities of the Company that are outstanding on the date hereof; and (iv) obligations under any capital or operating leases.

c)             The definition of “Monthly Redemption Date” set forth in Section 1 of the Debentures is hereby amended and restated as follows:

“Monthly Redemption Date” means the 1st of each month, commencing immediately upon the earlier of (a) June 30, 2008 and (b) the consummation of a financing by the Company, and terminating upon the full redemption of this Debenture. The first such Monthly Redemption Date shall be herein referred to as the “First Monthly Redemption Date” and each such date thereafter, each a “Monthly Redemption Date”.

d)            The definition of “Monthly Redemption Amount” set forth in Section 1 of the Debentures is hereby amended and restated as follows:

“Monthly Redemption Amount” means (i) as to the First Monthly Redemption Date, $                (1), plus accrued and unpaid interest,

liquidated damages and any other amounts then owing to such Holder in respect of this Debenture and (ii) as to each Monthly Redemption after the First Monthly Redemption Date, $                (2), plus accrued but unpaid interest, liquidated damages and any other amounts then owing to such Holder in respect of this Debenture.

(1) Refer to Schedule 2.

(2) Refer to Schedule 2.

2.             Amendment to the Principal Amount of the Debentures.  In consideration for extending the First Monthly Redemption Date, the Company shall increase the original aggregate principal amount of the Debentures by 10% of the original aggregate principal amount initially issued to the Purchasers pursuant to the Purchase Agreement, or the aggregate amount equal to $500,000 (such additional amount, the “Increased Principal Amount”). The Increased Principal Amount shall be allocated pro rata among the Purchasers based on each Purchaser’s original principal amount and shall be added to the outstanding principal amount of the Debenture for each Purchaser. For clarity and avoidance of doubt, the original principal amount of each Purchaser’s Debenture, original Monthly Redemption Amount thereunder shall be as set forth on Schedule 2 hereto, along with the amended principal amounts and Monthly Redemption Amounts as provided hereunder.  The Company and the Purchasers agree that the Purchasers may add the pro rata portion of the Increased Principal Amount to the original principal amount of such Purchaser’s Debenture without issuing a new Debenture; provided, however, the Company agrees to issue a new Debenture, reflecting the Increased Principal Amount and the original principal amount to any Purchaser that requests a new Debenture and surrenders its existing Debenture.

3.             Effect on Purchase Agreement.  The foregoing amendments are given solely in respect of the transactions described herein. Except as expressly set forth herein, all of the terms and conditions of the Transaction Documents, as amended, shall continue in full force and effect after the execution of this Agreement, and shall not be in any way changed, modified or superseded by the terms set forth herein.  This Agreement shall not constitute a novation or satisfaction and accord of any Transaction Document.

4.             No Additional Warrants.  The increase in the Principal Amount of the Debentures shall not be accompanied by any increase in the number of Warrants issued to each Purchaser.

5.             Filing of Form 8-K.  Within 3 Trading Days of the date hereof, the Company shall issue a Current Report on Form 8-K, reasonably acceptable to each Purchaser disclosing the material terms of the transactions contemplated hereby, which shall include this Agreement as an attachment thereto.  In addition, within 1 Trading Day of the date hereof, the Company shall file a prospectus supplement under Rule 424 under the Securities Act to registration statement number 333-[      ], disclosing the terms of the transactions hereunder.

6.             Conditions to Purchasers Obligations.  The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

a)             the accuracy in all material respects on the date of the Closing of the representations and warranties of the Company contained herein;

b)            all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing shall have been performed;

c)             all Purchasers parties to the Purchase Agreement shall have agreed to the terms and conditions of this Agreement;

d)            there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

e)             from the date hereof to the Closing, trading in the Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing, trading in securities generally as reported by Bloomberg Financial Markets shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Purchaser, makes it impracticable or inadvisable to consummate the transactions hereunder.

7.             Representations and Warranties of the Company.  The Company hereby makes the representations and warranties set forth below to the Purchasers that as of the date of its execution of this Agreement:

a)             Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Company and no further action is required by such Company, its board of directors or its stockholders in connection therewith.  This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

b)            No Conflicts.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.

c)             Capitalization.  The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware.  The capitalization of the Company is as set forth on Schedule 7(c).  Immediately following the conversion of the Debentures hereunder, there will be issued and outstanding 19,896,909 shares of Common Stock, all of which such issued and outstanding shares will be validly issued, fully paid and nonassessable.  The Debentures and Conversion Shares, when issued in accordance with the terms of this Agreement and the Debentures, will be duly authorized, validly issued, fully paid and nonassessable. Except as described in this Section or as set forth on the Disclosure Schedules to the Purchase Agreement or Schedule 7(c) attached hereto, there are no issued or outstanding securities and no issued or outstanding options, warrants or other rights, or commitments or agreements of any kind, contingent or otherwise, to purchase or otherwise acquire shares of Common Stock or any issued or outstanding securities of any nature convertible into shares of Common Stock.  There is no proxy or any other agreement, arrangement or understanding of any kind authorized, effective or outstanding which restricts, limits or otherwise affects the right to vote any shares of Common Stock.

d)            Other Representations, Warranties and Covenants. Except as set forth on Schedule 7(d), the representations, warranties and covenants of the Company with respect to the Debentures and Conversion Shares shall be identical in all respects to the representations, warranties and covenants of the Company with respect to the Debentures issued pursuant to the Purchase Agreement (and shares of Common Stock underlying such existing Debentures) issued pursuant to the Purchase Agreement and other Transaction Documents (as defined under the Purchase Agreement) and the Company hereby makes such representations, warranties and covenants as though fully set forth herein as of the date hereof, and all such representations, warranties and obligations are incorporated herein by reference, including without limitation, all registration rights with respect to the Conversion Shares as though such shares were Registrable Securities (as defined under the Registration Rights Agreement entered into in connection with the Purchase Agreement).

8.             Representation and Warranty of the Purchasers.  The Purchasers severally and not jointly hereby make the representation and Warranty set forth below to the Company that as of the date of its execution of this Agreement, such Purchaser represents and warrants that (a) the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on its behalf and (b) this Agreement has been duly executed and delivered by such Purchaser and constitutes the valid and binding obligation of such Purchaser, enforceable against it in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

9.             Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be made in accordance with the provisions of the Purchase Agreement.

10.           Survival. All warranties and representations (as of the date such warranties and representations were made) made herein or in any certificate or other instrument delivered by it or on its behalf under this Agreement shall be considered to have been relied upon by the parties hereto and shall survive the issuance of the Debentures. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties; provided however that no party may assign this Agreement or the obligations and rights of such party hereunder without the prior written consent of the other parties hereto.

11.           Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

12.           Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

13.           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined pursuant to the Governing Law provision of the Purchase Agreement.

14.           Entire Agreement.  The Agreement, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

15.           Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

16.           Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser hereunder are several and not joint with the obligations of any other Purchasers hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

17.           Termination.  This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder, by written notice to the other parties, if the Closing has not been consummated on or before December 21, 2007.

18.           Fees and Expenses.  Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Debentures and Conversion Shares.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CERAGENIX PHARMACEUTICALS, INC.

By:
Name:
Title:

Schedule 2

Beginning Balances	Monthly Redemption Amount	Transfers	Ending Balances	Amended Monthly Redemption Amount	Amended Balances

[PURCHASER SIGNATURE PAGES TO CGXP SECOND AMENDMENT AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:
Signature of Authorized Signatory of Purchaser:
Name of Authorized Signatory:
Title of Authorized Signatory:
Email Address of Purchaser:

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as above):

New Principal Amount: